                                                                     Exhibit 1.1


                                                                         [DRAFT]


                               AGERE SYSTEMS INC.

                                           Shares

                 Class A Common Stock, par value $0.01 per share



                             UNDERWRITING AGREEMENT

                                                  March  , 2001

                                                  New York, New York

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

         As Representatives of the Several Underwriters
         Named in Schedule I hereof:

Dear Sirs:

         The undersigned, Agere Systems Inc. (the "Company"), hereby confirms its agreement with the several Underwriters, named in Schedule I hereof, as follows:

         1. Underwriters and Representatives. The term "Underwriters" as used herein shall mean the several persons, firms and corporations named in Schedule I hereof, and the term "Underwriter" shall mean any one of such persons, firms or corporations. The terms "Underwriters," "persons," "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "Representatives" shall mean Morgan Stanley & Co. Incorporated, and
       , who, by signing this Agreement represent that they been authorized by each Underwriter to execute this Agreement on behalf of such Underwriter and to act for such Underwriter in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint.

         2. Description of Securities. The Company proposes to issue and sell an
aggregate of       shares of its Class A Common Stock, par value $0.01 per share
(the "Firm Shares") to the Underwriters.

         The Company also proposes to issue and sell to the several
Underwriters, if the conditions in Section 4 hereof have been satisfied, not
more than an additional      shares
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                                                                               2


of its Common Stock, par value $0.01 (the "Additional Shares") if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, par value $0.01 of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

         Each Share will have attached thereto one right (collectively, the "Rights") to purchase one-thousandth of a share of junior preferred stock, par value $1.00 of the Company (the "Junior Preferred Shares"). The Rights have been issued pursuant to a Rights Agreement (the "Rights Agreement") dated as of March , 2001 between the Company and The Bank of New York, as Rights Agent.

         3. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-51594) on Form S-1, including a prospectus relating to the Shares, which has become effective under the Securities Act of 1933 (the "Act"). The term "Registration Statement" means the Registration Statement as amended to the date hereof including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act, and the term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares. The term "preliminary prospectus" means any preliminary prospectus relating to the Shares used prior to the effectiveness of the Registration Statement. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         (b) (i) The Registration Statement when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each preliminary prospectus relating to the Shares, if any, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus (including, without limitation, the Section entitled "Arrangements between Lucent and Our Company") do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of
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                                                                               3


the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The accountants who have certified the financial statements filed with the Commission as parts of the Registration Statement and the Prospectus are public or certified accountants, independent with respect to the Company, as required by the Act and the rules and regulations of the Commission thereunder.

         (d) The Shares have been duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive rights.

         (e) Neither the issuance or sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or the Company's Certificate of Incorporation or By-Laws, or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or its properties and except for the registration of the Shares and the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934 (the "Exchange Act") and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, compliance by the Company with the provisions of or consummation of the transactions contemplated by, this Agreement.

         (f) The Separation and Distribution Agreement and each of the other agreements between Lucent Technologies Inc. ("Lucent") and the Company which are listed in Schedule II to this Agreement (the "Ancillary Agreements") have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company.

         (g) The compliance by the Company with all of the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements will not conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Company of, and compliance by the Company with, the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries taken as a whole).

         (h) At the date hereof, no subsidiary of the Company organized and operating in the United States would constitute a significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X).

         4. Purchase and Sale of Shares. On the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, each of the Underwriters agrees to purchase from the Company, severally and not jointly, and on the terms and subject to the conditions herein set forth the Company agrees to sell to each of the Underwriters, severally and jointly, the number of shares of Firm Shares set forth opposite its name in Schedule I hereof
at a price of $    per share (the "Purchase Price").

         It is expected that the Company will enter into an underwriting agreement (the "Selling Stockholder Underwriting Agreement") among Morgan Stanley & Co. Incorporated (the "Selling Stockholder Underwriter"), Morgan Stanley & Co. Incorporated, as selling stockholder (the "Selling Stockholder"), and the Company, in connection with the purchase by the Selling Stockholder Underwriter from the Selling Stockholder of shares of Common Stock. It is understood that pursuant to the Selling Stockholder Underwriting Agreement, the Selling Stockholder Underwriter will be granted an option to purchase an
additional     shares of Common Stock to cover over-allotments.

         If the Selling Stockholder Underwriting Agreement is not executed, the Company agrees to, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, sell to the Underwriters, and the Underwriters shall have a right to purchase in one or more
instances, severally and not jointly, up to    Additional Shares at the Purchase
Price.
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                                                                               5


         If the Selling Stockholder Underwriting Agreement is executed and grants the Selling Stockholder Underwriter an option to purchase additional shares of Common Stock to cover over-allotments, the Company agrees to, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, sell to the Underwriters, and the Underwriters shall have a right to purchase in one or more instances, severally and not jointly, up to the number of shares of Common Stock obtained by subtracting the number of shares with respect to which the Selling Stockholder Underwriter exercised its option under the Selling Stockholder Underwriting Agreement from the number of shares subject to such option.

         If the Selling Stockholder Underwriting Agreement is executed and does not grant the Selling Stockholder Underwriter an option to purchase additional shares of Common Stock to cover over-allotments, the Company agrees to, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, sell to the Underwriters, and the Underwriters shall have a right to purchase in one or more instances, severally
and not jointly, up to     Additional Shares at the Purchase Price.

         If the Representatives, on behalf of the Underwriters, elect to exercise any of these options, the Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The terms of the public offering of the Shares are as set forth in the Prospectus.

         5. Closing. Delivery of, and payment of the Purchase Price for, the Firm Shares which the Underwriters severally agree to purchase shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, New York, New York
10019, at 10:00 a.m.(1) on March   , 2001 or at such other place or time on the
same or such other day as shall be agreed upon by the Company and the Representatives. The time and date for such payment and delivery are herein referred to as the "Closing Date".

----------------------
         (1)  Times mentioned herein are New York time.
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                                                                               6


         Payment for any Additional Shares shall be made to the Company in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 4 or at such other time on the same
or on such other date, in any event not later than April   , 2001, as shall be
designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         The Company agrees to make the Shares available to the Representatives for examination on behalf of the Underwriters at a place to be mutually agreed upon, New York, New York, not later than 2:00 p.m. on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

         If, at the Closing Date or the Option Closing Date, as the case may be, for any reason (other than termination of this Agreement in accordance with the provisions of Section 8, 9 or 10 hereof), one or more of the Underwriters shall fail or refuse to pay for the Shares it has or they have agreed to purchase at such time (any such Underwriter being hereinafter referred to as a "defaulting Underwriter"), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased at such time, the remaining Underwriters shall be obligated severally in the proportion which the number of Firm Shares set forth opposite their names in Schedule I of this Agreement bear to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters (or in such other proportion as the Representatives shall specify) to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the number of Shares that any Underwriter is obligated to purchase be increased pursuant to the provisions of this paragraph by more than one-ninth of the number of shares of Shares which such Underwriter has agreed to purchase at such time pursuant to Section 4 without the written consent of such Underwriter. In the event that any defaulting Underwriter or Underwriters shall fail or refuse to purchase Firm Shares which is more than one-tenth of the aggregate number of Firm Shares to be purchased, and if arrangements satisfactory to the Representatives and the Company for the purchase of all such Firm Shares are not made within two business days after such default, this Agreement will terminate without liability on the part of any of the nondefaulting Underwriters or of the Company. In the event that the nondefaulting Underwriters agree to purchase, in accordance with this paragraph, all the Firm Shares which the defaulting Underwriter or Underwriters fail or refuse to purchase, the Representatives or the Company shall have the right to postpone the Closing Date, but in no event longer than five business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof, termination of this Agreement pursuant to this
Section 5 shall be without any liability on the part of the Company or any Underwriter other than a defaulting Underwriter which shall have failed, otherwise than for some reason sufficient to justify under the terms hereof of the cancelation or termination of its obligations hereunder, to pay for the Firm Shares which such Underwriters has agreed to purchase (any such failure or refusal being hereinafter referred to as a "default"). Unless this Agreement is terminated in accordance with any of its provisions, a default by one or more of the Underwriters shall not relieve any other Underwriter from its obligation to purchase the Firm Shares which it has agreed to purchase.

         6. Payment. At the Closing Date or Option Closing Date, as the case may be, the Company will cause the Shares to be delivered to the Representatives for the account of each Underwriter against payment of the Purchase Price of such Shares in Federal or other funds immediately available.

         7. Covenants of the Company. The Company agrees as follows:

         (a) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus of which the Representatives shall not previously have been advised or which shall be disapproved by Davis Polk & Wardwell, which firm is acting as counsel for the Underwriters.

         (b) The Company will deliver to the Representatives a reasonable number of copies of the registration statement as originally filed and of all amendments thereto up to the Closing Date. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Representatives a reasonable number of copies thereof.

         (c) The Company will advise the Representatives promptly (confirming such advice in writing) of any official request made by the Commission for an amendment to the Registration Statement or Prospectus or for additional information with respect thereto and of any official notice of the institution of proceedings for, or of the entry of, a stop order suspending the effectiveness of the Registration Statement. The Company will use its best efforts to prevent the issuance of any such stop order and, if such a stop order should be entered, the Company will make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

         (d) The Company will pay all expenses in connection with the preparation and filing of the Registration Statement, the issuance and delivery of the Shares and the printing of the copies of any preliminary prospectus and of the Prospectus to be furnished as provided in the first sentence of subparagraph (g) below; and will pay any taxes on the issuance of the Shares, but will not pay any transfer taxes. The Company will not be required to pay any amount for any expenses of the Representatives or any of the Underwriters, except the cost of mailing to Underwriters of copies of the Registration Statement and all amendments thereto, the preliminary prospectuses and the Prospectus, and except as provided by subparagraph (f) below. The Company will not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

         (e) The Company will apply the proceeds from the sale of the Shares as set forth under the heading "Use of Proceeds" appearing in the Prospectus.


         (f) The Company will use its best efforts to qualify the Shares, or to assist in the qualification of the Shares by or on behalf of the Representatives, for offer and sale under the securities or Blue Sky laws of such states of the United States as the Representatives may designate, and will pay or reimburse the Representatives for counsel fees, filing fees and out-of-pocket expenses in connection with such qualifications; provided that the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to the service of process in any state or (ii) to pay, or to incur, or to reimburse the Representatives for, any such expenses if no Shares are delivered to and purchased by the Underwriters hereunder because of a default by one or more of the Underwriters or the termination of this Agreement pursuant to Section 10 hereof.


         (g) The Company will furnish to the Representatives or to the respective Underwriters as many copies of the Prospectus as the Representative or the respective Underwriters may reasonably request for the purpose contemplated by the Act. If, during such period after the first date of the public offering of the Shares as, in the opinion of the counsel for the Underwriters, the Prospectus is required by law to be delivered, any event shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading, the Company will, upon the occurrence of each such event, forthwith at its expense, prepare and furnish to the Representatives or to the respective Underwriters as many copies as the Representatives or the respective Underwriters may reasonably request for the purposes contemplated by the Act of a supplement to or amendment of the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not at the date of such supplement or amendment contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement therein not misleading. For the purpose of this subparagraph (g), the Company will furnish such reasonable information with respect to itself as Representatives may from time to time request, and the Representatives, at their own expense, may visit any of the properties of the Company and may inspect the books of account of the Company at any reasonable time. Notwithstanding any of the other provisions of this subparagraph (g), the Company shall not be under any obligation to furnish any supplement to or amendment of the Prospectus on account of any change in, or to include in any amended prospectus any change in, the information furnished to the Company by any Underwriter or Underwriters or by the Representatives on its or their behalf for use in the Prospectus, unless the Representatives have advised the Company in writing of such change and has requested the Company at the expense of such Underwriter or Underwriters to prepare a supplement to or amendment of the Prospectus to reflect such change or to include such change in an amended prospectus.

         (h) The Company will cause to be made generally available to its security holders as soon as practicable, but in any event not later than , an earnings statement or statements which shall meet the requirements of Section 11(a) of the Act and Rule 158 promulgated thereunder.

         (i) Without the prior written consent of the Morgan Stanley & Co. Incorporated, the Company will not [(a) register for sale or offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock or any securities convertible into or exercisable or exchangeable for the Company's common stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company's common stock, whether any such transaction described in clause (a) or (b) of this sentence is to be settled by delivery of the Company's common stock, or other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, other than: (i) the shares of the Company's common stock sold pursuant to this Agreement; (ii) any shares of the Company's common stock issued upon the exercise, exchange or conversion of a security outstanding on the date hereof; and (iii) any shares of the Company's common stock issued pursuant to employee benefit, director or shareowner plans or other continuous offerings of the same type of the Company.]

         8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Shares shall be subject to the following additional conditions:

         (a) At the Closing Date no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission, and the Representative shall have received a certificate dated the day of closing and signed by a Vice President of the Company to the effect that no such stop order is in effect and, to the knowledge of the Company, no proceedings for such purpose are pending before, or threatened by, the Commission.

         (b) At or prior to the Closing Date, the Representatives shall have received from Cravath, Swaine & Moore, counsel for the Company, an opinion, satisfactory to Davis Polk & Wardwell, to the effect that:


             (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware; and is authorized by its Certificate of Incorporation to transact the business in which it is engaged, as set forth in the Prospectus;

             (ii) the Company is duly qualified to transact the business in which it is engaged, as set forth in the Prospectus, in each State in the United States in which it operates;

             (iii) the Shares and the Rights to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights;

             (iv) each of this Agreement and the Rights Agreement has been duly authorized, executed and delivered on behalf of the Company and is valid and binding on the Company, except as rights to indemnify and contribution hereunder may be limited under applicable law;

             (v) all consents, approvals, authorizations or others orders of U.S. regulatory authorities legally required for the issuance and sale of the Shares to the Underwriters pursuant to the terms of this Agreement, have been obtained, except such as may be required by the securities or Blue Sky laws of the various States in connection with the offer and sale of the Shares; and

             (vi) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Act and the applicable rules and regulations of the Commission thereunder,
     (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinion specified in clause (ii) above may be delivered by Jean F. Rankin, Senior Vice President and General Counsel of the Company, in lieu of Cravath, Swaine & Moore.

         (c) At or prior to the Closing Date, the Representatives shall have received from Davis Polk & Wardwell an opinion to the effect specified in clauses (i), (iii), (iv) and (vi) of subparagraph (b) above.

         (d) At the date hereof and at or prior to the Closing Date, the Representatives shall have received an executed copy of a letter of PricewaterhouseCoopers LLP, addressed to the Company and to the Representatives, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations of the Commission thereunder; (ii) the audited financial statements contained in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; and (iii) nothing has come to their attention as the result of specified procedures not constituting an audit that caused them to believe (A) that the unaudited financial statements, contained in or incorporated by reference as aforesaid, do not so comply and are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements contained as aforesaid, (B) that there was any change in the capital stock or long term debt of the

Company, or any decrease in net assets, from the date of the latest balance sheet which is contained in the Registration Statement, to a date not more than five days prior to the date of such letter or (C) that there were any decreases, as compared with the corresponding period in the preceding year, in revenue, operating income or net income from the date of the latest figures for such items contained in the Registration Statement to the date of the latest available financial statements of the Company; provided that, with respect to any of the items specified in clause (iii), such letter may contain an exception for matters which the Registration Statement discloses have occurred or may occur; and provided further that the letter may vary from the requirements specified in this subparagraph in such manner as the Representatives in their sole discretion may determine to be immaterial or in such manner as may be acceptable to the Representatives.

         (e) Except as reflected in or contemplated by the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been, at the Closing Date, any material adverse change, financial or otherwise, in the condition of the Company from that set forth in the Registration Statement and the Prospectus; the representations and warranties of the Company herein shall be true at the Closing Date; the Company shall not have failed, at or prior to the Closing Date, to have performed all agreements herein contained which should have been performed by it at or prior to such time; and the Representatives shall have received, at the Closing Date, a certificate to the foregoing effect dated the day of the closing and signed by a Vice President of the Company.

         (f) The New York Stock Exchange shall have approved the Shares for listing, subject only to official notice of issuance.

         (g) The "lock-up" agreement, substantially in the form of Exhibit A hereto, between the Representatives and Lucent relating to sales and certain other dispositions of shares of the Company's common stock or certain other securities shall have been delivered to the Representatives on or before the date hereof.

         (h) The Representatives shall have received a certificate, dated the day of closing and signed by a Vice President or the Treasurer of Lucent, to the effect that:


             (i) the Separation and Distribution Agreement and each of the Ancillary Agreements have been duly authorized, executed and delivered by Lucent and each such agreement constitutes a valid and binding agreement of Lucent; and

             (ii) the compliance by Lucent with all of the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements will not conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Lucent or any of its subsidiaries is bound or to which Lucent or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or By-laws of Lucent or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Lucent or any of its subsidiaries or any of their properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by Lucent of, and compliance by Lucent with, the provisions of the Separation and Distribution Agreement and each of the Ancillary Agreements (except for such consents, approvals, authorizations, orders, filings, registrations and qualifications the failure to obtain which would not have a material adverse effect on the Company and its subsidiaries taken as a whole); and

             (iii) the separation of the Company's business from Lucent has occurred as described in the Prospectus.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representatives by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof.

         9. Conditions of Company's Obligation. The obligation of the Company to deliver the Shares upon payment therefor shall be subject to the following conditions:

         (a) At the Closing Date no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

         (b) The Company shall assume simultaneously with the closing of the sale of the Shares sold pursuant to this Agreement approximately $2.5 billion and not to exceed $2.8 billion of [commercial paper outstanding as described in the Prospectus).]

         In case any of the conditions specified above in this Section 9 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in subparagraphs (d) and (f) of Section 7 hereof.

         10. Termination of Agreement. This Agreement may be terminated by the Representatives by delivering written notice of termination to the Company at any time prior to the Closing Date, if after the signing of this Agreement trading in securities generally on the New York Stock Exchange shall have been materially suspended or materially limited or minimum prices shall have been established on such Exchange (which shall not include trading suspensions or limitations resulting from the operation of General Rules 80A and 80B of such Exchange, as amended or supplemented), or a banking moratorium shall have been declared by either Federal or New York State authorities.

         A termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other Party.

         11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities with respect to the Shares or any other securities of the Company arising because the Registration Statement, any preliminary prospectus used in connection with the offering of the Shares or the Prospectus (if used within the period set forth in Section 7(g) hereof and if used, as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to losses, claims, damages or liabilities caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any Underwriter for use in connection with the preparation of any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof, provided that the indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of Shares to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Representatives or to such Underwriter, but without exhibits) shall not have been sent, mailed or given to such person, if required by the Act, at or prior to the written confirmation of the sale of such Shares to such person.

         (b) The Company also agrees to indemnify and hold [ ] and each person, if any, who controls [ ] within the meaning of either Section 15 of the Act, or
Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, and liabilities incurred as a result of [ ]'s participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except to the extent any such losses, claims, damages, liabilities and judgments are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of [ ].

         (c) Each Underwriter agrees to indemnify and hold the Company, its directors, its officers who sign the registration statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because the Registration Statement or any preliminary prospectus relating to the Shares, or the Prospectus or any amendment or supplement thereto contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission or alleged untrue statement or omission was made in any such preliminary prospectus or in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of such Underwriter for use in connection with the preparation thereof.

         (d) The Company and each Underwriter agree that upon the commencement of any action against it, its directors, its officers who sign the registration statement, or any person controlling it as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the indemnifying party and the indemnified party and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or
(ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

         (e) Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of Section 11(a) hereof, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not
more than one separate firm (in addition to any local counsel) for [    ] in its
capacity as a "qualified independent underwriter" and all persons, if any, who
control [     ] within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

         (f) If the indemnification provided for in subparagraph (a) or (b) of this Section 11 is unavailable to an indemnified party in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and also to reflect where appropriate the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statement or omissions or alleged statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (f) shall be deemed to include, subject to the limitations set forth above in this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this subparagraph (f), by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter's obligation to contribute pursuant to this subparagraph (f) is several in an amount which shall bear the same proportion to the number of shares of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (plus any increase in such amounts as may be required pursuant to Section 5 hereof).

         12. Miscellaneous. This Agreement shall inure to the benefit of the Company, its directors, its officers who sign the registration statement, the several Underwriters and each controlling person referred to in Section 11 hereof and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

         13. Notices. All communications hereunder shall be in writing, and if to the Underwriters, unless otherwise provided, shall be mailed or delivered to the Representatives, in care of Morgan Stanley & Co. Incorporated, Attention:
Managing Director, Equity Syndicate Department, at 1585 Broadway, New York, New York 10036, and if to the Company, unless otherwise provided, shall be mailed or delivered to the Company attention: Chief Financial Officer, 555 Union Boulevard, Allentown, PA 18109.

         14. Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

         15. Survival Clause. Except with respect to any Underwriter who is in default within the meaning of Section 5 hereof, the indemnity and contribution agreement contained in Section 11 hereof and the representations and warranties of the Company set forth in this Agreement or in any certificate furnished pursuant hereto shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or (iii) acceptance of and payment for the Shares.

         Please sign and return to us the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters, in accordance with its terms.

                                      Very truly yours,

                                      Agere Systems Inc.

                                      by  ______________________________
                                          Name:
                                          Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

Morgan Stanley & Co.
  Incorporated


Acting severally on behalf of themselves and the several Underwriters named herein.

  by Morgan Stanley & Co.
     Incorporated

     by ________________________
          Name:
          Title:

                                   SCHEDULE I



                                                       Number of Firm
                                                        Shares To Be
           Name                                           Purchased
           ----                                           ---------
Morgan Stanley & Co. Incorporated

                                                          ---------



                                     Total
                                                          =========

                                   SCHEDULE II





                  The following agreements between Lucent and the Company are the "Ancillary Agreements":

         Interim Services and Systems Replication Agreement;

         Fiber Product Purchase Agreement;

         Microelectronics Product Purchase Agreement;

         ORiNOCO Product Purchase Agreement;

         Employee Benefits Agreement;

         Trademark License Agreement;

         Trademark Assignment;

         Trade Dress Assignment;

         Patent and Technology License Agreement;

         Patent Assignment;

         Technology Assignment and Joint Ownership Agreement;

         Development Project Agreement;

         Joint Design Center Operating Agreement;

         Tax Sharing Agreement; and

         Real Estate Agreements.

                                    Exhibit A

                           [Form of Lock-Up Agreement]

                                                                 March    , 2001

Morgan Stanley & Co. Incorporated




c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs:

         The undersigned understands that you, as Representatives of the several Underwriters (collectively, the "Underwriters"), propose to enter into an Underwriting Agreement with Agere Systems Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of shares of the Class A Common Stock, par value $.01 per share of the Company (the "Common Stock").

         The undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock of the Company, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise, for a period of 180 days after the date of the Prospectus, other than transactions relating to shares of Common Stock required in open market or other transactions after the completion of the Public Offering. The foregoing sentence shall not apply to grants, transfers or dispositions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock made pursuant to the Distribution.

                                            Very truly yours,



                                            By:_______________________________
                                               Name:
                                               Title: